UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 4, 2014

Lincoln Educational Services Corporation
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-51371	57-1150621
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Executive Drive, Suite 340
West Orange, New Jersey 07052		07052
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 736-9340

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 4, 2014, the Board of Directors of Lincoln Educational Services Corporation (the “Company”) appointed Douglas G. DelGrosso and Ronald E. Harbour to its Board.  One of the appointments fills the vacancy created by the previously disclosed retirement of Paul E. Glaske whose retirement became effective on December 4, 2014. The appointments increase the number of directors comprising the Board to 10 members. A copy of the press release announcing the appointments of Messrs. Harbour and DelGrosso is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Mr. DelGrosso is President and Chief Executive Officer and serves on the board of directors of Henniges Automotive and its affiliated companies, a leading supplier of highly engineered systems for the global automotive market. Prior to assuming that role, Mr. DelGrosso served as Vice President and General Manager of TRW Automotive and, prior to that, as President and COO of Lear Corporation. Doug brings significant experience in improving operating performance and efficiencies as well as restructuring experience from his various leadership roles. Doug received a Bachelor of Science degree in Mechanical Engineering from Lawrence Technological University and earned a Masters of Business Administration from Michigan State University.

Mr. Harbour is Senior Partner overseeing Global Automotive Manufacturing for Oliver Wyman, a global management consulting firm and a division of Marsh McClennan Corporation.  Mr. Harbour co-authored and developed “The Harbour Report” in 1989, a publication that has grown to be the preeminent annual assessment of automotive manufacturing performance around the globe. Mr. Harbour currently serves as a director, chairman of the compensation committee and a member of the audit committee of Spartan Motors. He previously served on the board of directors of Techform Products from 1996 until its sale in October 2014 and the board of directors of U.S. Manufacturing Corporation from 2009 until its sale in June 2014. Ron has extensive experience with service on public company boards and committees. Ron received a Bachelor of Science degree from Haworth College of Business of Western Michigan University.

There is no arrangement or understanding between either of Messrs. Harbour or DelGrosso and any other person pursuant to which either individual was selected as a director nor are there any disclosable arrangements under Item 404(a) of Regulation S-K.  Further, the Board has not yet determined to which committees of the Board the new directors will be appointed.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release of Lincoln Educational Services Corporation dated December 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Date: December 10, 2014

	By:	/s/ Kenneth M. Swisstack
Name: Kenneth M. Swisstack
Title: General Counsel